UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

eLong, Inc.

(Exact name of registrant as specified in its charter)

The Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Block B, Xing Ke Plaza 10 Jiuxianqiao Zhonglu Chaoyang District, Beijing 100016 People’s Republic of China	Not Applicable

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-119606

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary shares, par value US$0.01 per share *

(Title of Class)

* Not for trading, but only in connection with the American Depositary Shares, each representing two ordinary shares, are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 for listing on the Nasdaq National Market.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Taxation” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (No. 333-119606 ), filed under the Securities Act of 1933, as amended, on October 7, 2004 is hereby incorporated by reference in answer to this item.

ITEM 2. Exhibits.

The following exhibits to this Registration Statement have been filed as exhibits to the Registrant’s registration statement on Form F-1 and are hereby incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION
3.1*	The Second Amended and Restated Articles of Association of the Registrant.

4.1*	Form of Ordinary Share Certificate.

4.3*	Form of Deposit Agreement between the Registrant and JPMorgan Chase Bank, as depositary.

*	Incorporated by reference to the exhibits of the same number to the Registrant’s registration statement on Form F-1.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	ELong, Inc.

Date:	October 10, 2004

By:	/s/ Justin Tang
Justin Tang Chief Executive Officer

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